Exhibit 4.15

EXECUTION COPY

Indenture

Dated as of November 24, 2009

Among

OAKTREE CAPITAL MANAGEMENT, L.P.,

As Issuer

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

OAKTREE CAPITAL GROUP, LLC

OAKTREE CAPITAL I, L.P.

OAKTREE CAPITAL II, L.P.

OAKTREE AIF INVESTMENTS, L.P.,

As Initial Guarantors

and

EXECUTION COPY

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Trustee

6.75% SENIOR NOTES DUE 2019

i

SECTION 303. Execution, Authentication, Delivery and Dating	36
SECTION 304. Temporary Securities	37
SECTION 305. Global Securities	38
SECTION 306. Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends; Applicable Procedures for Delegending	39
SECTION 307. Mutilated, Destroyed, Lost and Stolen Securities	47
SECTION 308. Payment of Interest; Interest Rights Preserved	48
SECTION 309. Persons Deemed Owners	49
SECTION 310. Cancellation	50
SECTION 311. Computation of Interest	50
SECTION 312. CUSIP and Similar Numbers	50

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture	50
SECTION 402. Application of Trust Money	52

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default	52
SECTION 502. Acceleration of Maturity; Rescission and Annulment	54
SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee	56
SECTION 504. Trustee May File Proofs of Claim	56
SECTION 505. Trustee May Enforce Claims Without Possession of Securities	57
SECTION 506. Application of Money Collected	57
SECTION 507. Limitation on Suits	58
SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest	59
SECTION 509. Restoration of Rights and Remedies	59
SECTION 510. Rights and Remedies Cumulative	59
SECTION 511. Delay or Omission Not Waiver	60
SECTION 512. Control by Holders	60
SECTION 513. Waiver of Past Defaults	60
SECTION 514. Undertaking for Costs	61
SECTION 515. Waiver of Stay or Extension Laws	61

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest	74
SECTION 1002. Maintenance of Office or Agency	75
SECTION 1003. Money for Security Payments to Be Held in Trust	76
SECTION 1004. Statement by Officers as to Default	77
SECTION 1005. Limitation on Liens	77
SECTION 1006. Repurchase of Securities upon a Change of Control	78
SECTION 1007. Financial Reports	80

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Right of Redemption	82
SECTION 1102. Applicability of Article	82
SECTION 1103. Election to Redeem; Notice to Trustee	82
SECTION 1104. Selection by Trustee of Securities to Be Redeemed	83
SECTION 1105. Notice of Redemption	83
SECTION 1106. Deposit of Redemption Price	84
SECTION 1107. Securities Payable on Redemption Date	84
SECTION 1108. Securities Redeemed in Part	85

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Company’s Option to Effect Defeasance or Covenant Defeasance	85
SECTION 1202. Defeasance and Discharge	85
SECTION 1203. Covenant Defeasance	86
SECTION 1204. Conditions to Defeasance or Covenant Defeasance	86
SECTION 1205. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions	88
SECTION 1206. Reinstatement	88

ARTICLE THIRTEEN

GUARANTEE OF SECURITIES

SECTION 1301. Guarantee	89
SECTION 1302. Additional Guarantors	89
SECTION 1303. Waiver	89

SECTION 1304. Guarantee of Payment	90
SECTION 1305. No Discharge or Diminishment of Guarantee	90
SECTION 1306. Defenses of Company Waived	91
SECTION 1307. Continued Effectiveness	91
SECTION 1308. Subrogation	91
SECTION 1309. Subordination	92
SECTION 1310. Release of Guarantor and Termination of Guarantee	92
SECTION 1311. Limitation of Guarantors’ Liability	93
SECTION 1312. No Obligation to Take Action Against the Company	94
SECTION 1313. Execution and Delivery	94

v

ANNEXES

ANNEX A Form of Regulation S Certificate

ANNEX B Form of Restricted Securities Certificate

ANNEX C Form of Unrestricted Securities Certificate

ANNEX D Form of Form of Free Transferability Certificate

INDENTURE, dated as of November 24, 2009, among OAKTREE CAPITAL MANAGEMENT, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, the Guarantors (as defined below), and Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (herein called the “Trustee”).

RECITALS

The Company has duly authorized the creation of an issue of its 6.75% Senior Notes due 2019 (herein called the “Securities”) of substantially the tenor hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

Each Guarantor has duly authorized its guarantee of the Securities (the “Guarantees”), and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary (i) to make the Securities, when executed by the Company and authenticated by the Trustee and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Company and the Guarantors, all in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined herein have the meanings assigned to them herein and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term “GAAP” with respect to any computation required or permitted hereunder shall mean GAAP as generally accepted at the date of such computation;

(4) unless the context otherwise requires, any reference to “Article”, “Section” or “Annex” refers to an Article or Section of or, Annex, to this Indenture; and

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Securities” has the meaning specified in Section 301.

“Agent Member” means any member of, or participant in, the Depositary.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law”has the meaning specified in Section 501.

“Below Investment Grade Rating Event” means the rating on the Securities is lowered in respect of a Change of Control and the Securities are rated below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60 day period the rating of the Securities is under publicly announced consideration for possible downgrade by both of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, (i) with respect to a partnership, the general partner(s) of the partnership, and (ii) with respect to any other Person, the board of directors, committee or similar body of such person serving a similar function.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any repurchase price of, the Securities are payable.

“Change of Control” means the occurrence of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Credit Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Oaktree Entity; or

(b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Oaktree Entity, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a controlling interest in (i) OCG or (ii) one or more Guarantors that, together with its or their direct and indirect Subsidiaries, comprise all or substantially all of the assets of the Credit Group.

“Change of Control Offer” has the meaning specified in Section 1006.

“Change of Control Payment” has the meaning specified in Section 1006.

“Change of Control Payment Date” has the meaning specified in Section 1006.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, société anonyme.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written request or order signed by or on behalf of the Company by any Officer, manager, member or partner thereof (or any Person designated in writing as authorized to execute and deliver Company Requests and Company Orders), and delivered to the Trustee.

“Company Resolution” means a copy of one or more resolutions certified by the Secretary, an Assistant Secretary or general partner of the Company to have been duly adopted by the Board of Directors of the Company as the case may be, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Continuing Oaktree Entity” means an Oaktree Principal or any entity that, immediately prior to and immediately following any relevant date of determination, is directly or indirectly controlled by one or more Oaktree Principals.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be conducted, which office is located as of the date of this Indenture at 625 Marquette Avenue, Minneapolis, MN 55402, Attention: Corporate Trust Services, and for purpose of maintaining a corporate trust office in the Borough of Manhattan, The City of New York pursuant to Sections 609 and 1002 hereunder, means the office of the Trustee located at 45 Broadway, 14th Floor, New York, NY 10006, Attention: Wells Fargo Corporate Trust Services, or for any other purpose, the corporate trust office of the Trustee shall also include its offices at 707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect Subsidiaries (to the extent of their economic ownership interest in such Subsidiaries) taken as a whole.

“Credit Parties” means the Company together with the Guarantors.

“Current Reporting Information ” means the annual and quarterly reports specified in the Undertakings, which reports include a discussion of OCG’s financial condition and results of operations consistent with the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in annual and quarterly reports required under, and the other information and reports otherwise required by, Section 13 or 15(d) of the Exchange Act.

“Custodian” has the meaning specified in Section 501.

“Defaulted Interest” has the meaning specified in Section 308.

“Depositary” means, with respect to any Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means the Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 (or any successor statute), as it may be amended from time to time.

“Excluded Entity” has the meaning specified in Section 1310.

“Excluded Entity Limitation” has the meaning specified in Section 1310.

“Expiration Date” has the meaning specified in Section 104.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Foreign Operating Group Entity” means Oaktree Capital Management (Cayman), L.P., its Subsidiaries and any New Operating Group Partnership Entity that is formed under the laws of a jurisdiction other than the United States or any of its states.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof and bears the legend set forth in Section 202.

“Guarantees” has the meaning specified in the second recital of this Indenture, and more particularly means any Guarantee made by each of the Guarantors as set forth in Article Thirteen hereof.

“Guarantors” means (i) the Initial Guarantors and (ii) any New Operating Group Partnership Entity (other than a Non-Guarantor Entity) that becomes a Guarantor pursuant to Article Thirteen, in each case, excluding each Person who ceases to be a Guarantor in accordance with this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Independent Investment Banker” means a Primary Treasury Dealer appointed by the Company.

“Initial Guarantors” means OCG, Oaktree Capital Group Holdings, L.P., Oaktree Capital I, L.P., Oaktree Capital II, L.P. and Oaktree AIF Investments, L.P.

“Initial Purchasers” means Banc of America Securities LLC, HSBC Securities (USA) Inc., Wells Fargo Securities LLC, Commerzbank Capital Markets Corp., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

“Initial Regulation S Securities” means the Securities sold by the Initial Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on Regulation S.

“Insignificant Guarantor” means a Guarantor (or group of Guarantors taken together) that would not, on a combined and consolidated basis, including with their respective Subsidiaries, and taken as a whole, together with all then-existing Excluded Entities designated pursuant to clause (ii) of the definition of Excluded Entity (set forth in Section 1310), constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of OCG.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities, which shall be each June 2 and December 2, commencing June 2, 2010.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Securities for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means the date on which the Securities are first authenticated and delivered under this Indenture.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“New Operating Group Partnership Entity” means any Subsidiary of OCG other than (i) a then-existing Guarantor, (ii) a directly or indirectly wholly owned Subsidiary of OCG, (iii) any Person in which OCG directly or indirectly owns its interests through the Company or one or more then-existing Guarantors, and (iv) any Person through which OCG directly or indirectly owns its interest in the Company, Oaktree Capital Management (Cayman), L.P. or one or more then-existing Guarantors

“Non-Global Security” means a certificated Security, registered in the name of the Holder thereof, substantially in the form of Security set forth in Sections 202 and 203, except that such Security shall not bear the legend in Section 202 to be inserted for a Global Security.

“Non-Guarantor Entity” means (i) any Foreign Operating Group Entity and (ii) any “Excluded Entity” designated as such by the Company pursuant to Section 1310.

“Notice of Default” means a written notice of the kind specified in Section 501.

“Oaktree Domestic Operating Group” means the Company, Oaktree Capital Group I, L.P., Oaktree Capital II, L.P. and Oaktree AIF Investments, L.P.

“Oaktree Principal” means any individual who (i) has devoted substantially all of his or her business and professional time to the activities of the Credit Parties and/or their Subsidiaries during the 12-month period immediately preceding such date and (ii) is a member of the Executive Committee of the general partner of Oaktree Capital Group Holdings, L.P. and has been designated as a Principal of OCG by the Board of Directors of OCG.

“Obligations” has the meaning specified in Section 1301.

“Officer” means the Chairman, the President, any Vice Chairman, the Chief Executive Officer, any Principal, the Chief Operating Officer, any Legal Vice President, any Legal Assistant Vice President, the Treasurer, any Assistant Treasurer, the Principal Accounting Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Legal Officer, any Senior Managing Director, any Managing Director, the Secretary or any Assistant Secretary of the Company or any Guarantor (or any sole or managing member or general partner of the Company or any Guarantor).

“Officers’ Certificate” of the Company or any Guarantor means a certificate signed by two Officers of the Company or any Guarantor (or any sole or managing member or general partner of the Company or any Guarantor), as the case may be, and delivered to the Trustee. Unless the context otherwise requires, each reference herein to an “Officers’ Certificate” means an Officers’ Certificate of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or any Guarantor, and who shall be reasonably acceptable to the Trustee.

“OGC” means Oaktree Capital Group, LLC, a Delaware limited liability company.

“Original Securities” has the meaning specified in Section 301.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor) in trust or set aside and segregated in trust by the Company or any Guarantor (if the Company or any Guarantor, as the case may be, shall act as a Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) Securities which have been defeased pursuant to Section 1202 hereof; and

(d) Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001.

“Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company or any Guarantor.

“Permitted Jurisdiction” shall have the meaning set forth in Section 801.

“Permitted Liens” means (i) liens on voting stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of OCG or is merged into a direct or indirect Subsidiary of OCG (provided such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary), (ii) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (iii) liens incurred in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other types of social security laws or regulations, (iv) any attachment or judgment lien arising in connection with a court proceeding, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay, (v) liens existing on the Issue Date, (vi) any lien renewing, extending or refunding any lien permitted hereby, and (vii) in the case of a Subsidiary which serves as the general partner of a limited partnership managed by the Company or any of its Affiliates, any lien on such Subsidiary’s interests and rights as a general partner of such limited partnership and any special purpose vehicle owned by such limited partnership, provided that such lien shall not extend to such Subsidiary’s right to receive distributions or incentive allocations, from such limited partnership.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Predecessor Security” of any particular Security means every Security issued before, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Primary Treasury Dealer” has the meaning specified in the definition of Reference Treasury Dealer.

“Purchase Agreement” means the Purchase Agreement, dated as of November 19, 2009, among the Company, the Initial Guarantors and Banc of America Securities LLC, as representative of the Initial Purchasers, as such agreement may be amended from time to time.

“Rating Agency” means either Fitch and S&P; and if either of Fitch or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch or S&P, or both, as the case may be.

“Redemption Date” means, with respect to any Securities to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Securities to be redeemed, the price at which such Securities are to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means (1) Banc of America Securities LLC, or its Affiliates that are primary U.S. Government securities dealers in The City of New York, and their respective successors; provided that if any of them ceases to be a primary dealer in U.S. Government securities in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury

Dealer, and (2) two other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company or an agent of the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date means the day that is 15 days prior to the relevant Interest Payment Date (whether or not a Business Day), which dates are May 18 with respect to the Interest Payment Date of June 2 and November 17 with respect to the Interest Payment Date of December 2.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Certificate” means a certificate substantially in the form set forth in Annex A.

“Regulation S Global Security” has the meaning specified in Section 201.

“Regulation S Legend” means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon a Regulation S Security.

“Regulation S Securities” means all Securities required pursuant to Section 306(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Security.

“Resale Restriction Termination Date” has the meaning specified in Section 306(d)(i).

“Responsible Officer” means with respect to the Trustee, any officer assigned to the Corporate Trust Department (or any successor department, division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and, for the purposes of Section 602, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” has the meaning specified in Section 201.

“Restricted Period” means (a) the period of 40 consecutive days after the later of (i) the day on which the closing of the offering of Securities pursuant to the Purchase Agreement occurs and any other closing date in respect of the issuance of Additional Securities and (ii) the last day that the Company or any of its Affiliates was the owner of the Securities or any predecessor of the Securities or (b) such later date, if any, as may be required by any subsequent change in applicable law.

“Restricted Securities” means all Securities required pursuant to Section 306(c) to bear a Restricted Securities Legend. Such term includes the Restricted Global Security.

“Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.

“Restricted Securities Legend” has the meaning specified in Section 202.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Securities” means the Securities purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement, other than the Initial Regulation S Securities.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.

“Securities” has the meaning specified in the first paragraph of the recitals to this instrument, and includes both Original Securities and Additional Securities.

“Securities Act” means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.

“Securities Act Legend” means a Restricted Securities Legend or a Regulation S Legend.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by such Person and/or one or more Subsidiaries of such Person, or (b) that is, as of such date, otherwise controlled by such Person and/or one or more Subsidiaries of such Person; provided, that with respect to the Credit Parties, Subsidiaries shall not include any investment fund, separate account or any Subsidiary thereof that is managed by any Credit Party or any Affiliate thereof.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Undertakings” has the meaning specified in Section 1007.

“Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex C.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America and which, in the case of (i) or (ii), are not callable or redeemable except at the option of the holders thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or specific payment of interest on or principal of other amount with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of or other amount with respect to the U.S. Government Obligation evidenced by such depository receipt.

“Vice President”, when used with respect to the Company or any Guarantor (or any sole or managing member or general partner of the Company or any Guarantor) or the Trustee, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act (as if the Trust Indenture Act applied) or this Indenture. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with any requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent of such Holders duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where hereby expressly required, to the Company or any Guarantor.

Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company or any Guarantor may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities; provided that none of the Company nor any Guarantor may set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company or any Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company or any Guarantor in writing and to each Holder of Securities in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class postage prepaid (or by overnight courier) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Holders or the Company by the Trustee, or, with respect to notices by the Company or any Guarantor, transmitted by facsimile transmission (confirmed by guaranteed overnight courier (e.g., Federal Express or United Parcel Service) to the following facsimile number (213) 614-3355 or to any other facsimile number previously furnished in writing to the Company or any Guarantor by the Trustee, or

(2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to it addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company or, with respect to notices by the Trustee, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile number: (213) 830-6293 or to any other facsimile number subsequently furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (or by overnight courier), to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail (or by overnight courier), neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

SECTION 107. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause.

In case any provision in this Indenture or in the Securities or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture.

Nothing in this Indenture or in the Securities or any Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the

Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 112. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a business day in The City of New York, then (notwithstanding any other provision of this Indenture or of the Securities or any Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day in The City of New York with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such business day in The City of New York if such payment is made or duly provided for on such business day in The City of New York.

SECTION 113. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 114. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally; Initial Forms of Rule 144A and Regulation S.

The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the Depositary, or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof.

The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner as determined by the Officers executing such Securities as evidenced by their execution thereof.

Upon their original issuance, Rule 144A Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Securities, together with their successor securities which are Global Securities other than the Regulation S Global Security, are collectively herein called the “Restricted Global Security”.

Upon their original issuance, Initial Regulation S Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct); provided that upon such deposit all such Securities shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream. Such Global Securities, together with their successor securities which are Global Securities other than the Restricted Global Security, are collectively herein called the “Regulation S Global Security”.

SECTION 202. Form of Face of Security.

Except as permitted by this Indenture, each Global Security and each Non-Global Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend (the “Restricted Securities Legend”) in substantially the following form:

(1) Each Rule 144A Security will contain a legend substantially to the following effect:

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS (X) ONE YEAR OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH OAKTREE CAPITAL MANAGEMENT, L.P. OR ANY AFFILIATE OF OAKTREE CAPITAL MANAGEMENT, L.P. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO OAKTREE CAPITAL MANAGEMENT, L.P., OR OAKTREE CAPITAL GROUP HOLDINGS, L.P., OAKTREE CAPITAL GROUP LLC, OAKTREE CAPITAL I, L.P., OAKTREE CAPITAL II, L.P OR OAKTREE AIF INVESTMENTS, L.P. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE

ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO OAKTREE CAPITAL MANAGEMENT, L.P.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(2) Each Regulation S Security will contain a legend substantially to the following effect:

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS (X) 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH OAKTREE CAPITAL MANAGEMENT, L.P. OR ANY AFFILIATE OF OAKTREE CAPITAL MANAGEMENT, L.P. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO OAKTREE CAPITAL MANAGEMENT, L.P., OR OAKTREE CAPITAL GROUP HOLDINGS, L.P., OAKTREE CAPITAL GROUP LLC, OAKTREE

CAPITAL I, L.P., OAKTREE CAPITAL II, L.P OR OAKTREE AIF INVESTMENTS, L.P. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO OAKTREE CAPITAL MANAGEMENT L.P.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(3) The following legend shall appear on the face of each Global Security:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (“DTC”) OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(4) The following legend shall appear on the face of each Global Security for which DTC is to be the Depositary:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

OAKTREE CAPITAL MANAGEMENT, L.P.,

6.75% SENIOR NOTES DUE 2019

[If Restricted Global Security - CUSIP Number: 674003 AA6]

[If Regulation S Global Security - CUSIP Number: U63105AA5 4]

No.	$

OAKTREE CAPITAL MANAGEMENT, L.P., a limited partnership duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of             Dollars on December 2, 2019 and to pay interest thereon from November 24, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 2 and December 2, of each year, commencing June 2, 2010, at the rate of 6.75% per annum, until the principal hereof is paid or made available for payment; provided that any amount of interest on this Security that is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Security from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the November 17 or May 18 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted

Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis set forth in the Indenture.

Payment of the principal of (and premium, if any) and interest on this Security and any Change of Control Payment will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. With respect to Global Securities, the Company will make such payments by wire transfer of immediately available funds to the Depositary, or its nominee, as registered owner of the Global Securities. With respect to certificated Notes, the Company will make such payments by wire transfer of immediately available funds to a United States dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.

Dated:

OAKTREE CAPITAL MANAGEMENT, L.P.

[SEAL]	By:
Name:
Title:

By:
Name:
Title:

Attest:

OAKTREE CAPITAL MANAGEMENT, L.P.

By:
Name: Title:

Certificate of Authentication

This is one of the Securities described in the within-mentioned Indenture.

Dated:

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of Securities of the Company designated as its 6.75% Senior Notes Due 2019 (herein called the “Securities”) issued under an Indenture, dated as of November 24, 2009 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors and the Trustee, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture). The aggregate principal amount of the Securities is unlimited. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities will be redeemable in whole or in part, at the Company’s option at any time and from time to time, at a Redemption Price equal to (x) the greater of (i) 100% of the principal amount of any Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on any Securities being redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus (y) accrued and unpaid interest on the Securities being redeemed to, but excluding, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities, the Company shall make an offer to each holder of Securities to repurchase all or any part of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the date of purchase.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Original Securities (as defined in the Indenture) and the Additional Securities (as defined in the Indenture), if any, shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security (and by the Holders of such specified percentage of all Securities) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Security or the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default specifying the Event of Default; (ii) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Security or the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Security or the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

If this Note is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to the Indenture for such purpose, as provided in the Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. As provided in the Indenture and subject to certain limitations set forth therein, at the option of the Holder, Securities may be exchanged for new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee, may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Trustee’s Certificate of Authentication.

The following is the form of the Trustee’s Certificate of Authentication applicable to the Securities:

Dated:

This is one of the Securities described in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 301. Title and Terms.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall authenticate Securities on the Issue Date in an aggregate principal amount not to exceed $250,000,000 (“Original Securities”). In addition, subject to the provisions of Section 102, the Trustee shall authenticate additional Securities (“Additional Securities”) upon receipt of a Company Order specifying the amount of Securities to be authenticated and the date on which such Securities are to be authenticated and certifying that all conditions precedent to the issuance of the Additional Securities contained herein have been complied with and that no default or Event of Default would occur as a result of the issuance of such Additional Securities. The aggregate principal amount of the Additional Securities, if any, is unlimited.

The Securities shall be known and designated as the “6.75% Senior Notes Due 2019” of the Company. Their Stated Maturity shall be December 2, 2019 and they shall bear interest at the rate of 6.75% per annum, from November 24, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on June 2 and December 2 commencing December 2, 2010, until the principal thereof is paid or made available for payment.

The principal of (and premium, if any) and interest on the Securities shall be payable at the Corporate Trust Office (which initially shall be the office of the Trustee located at Wells Fargo Bank, National Association, 625 Marquette Avenue, Minneapolis, MN 55402; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

The Securities shall not have the benefit of any sinking fund obligations.

The Securities shall be subject to defeasance at the option of the Company as provided in Article Twelve.

The Original Securities and the Additional Securities, if any, shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers and redemptions. The Additional Securities may have a different date of issue or initial Interest Payment Date from the Original Securities and may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Original Securities, and may have the same or a different CUSIP number as the Original Securities (including if certain of the Securities have a restricted CUSIP number and other Securities have an unrestricted CUSIP number after issuance of the Original Securities hereby to allow certain of such Securities to become freely tradeable under the Securities Act or to otherwise comply with U.S. securities laws).

The Securities shall be guaranteed by any Guarantors as provided in Article Thirteen.

SECTION 302. Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any two of its Chairman, its Chief Executive Officer, its President, its Principals, its Chief Financial Officer, one of its managing directors or one of its Vice Presidents, under its seal reproduced thereon attested by one of its Legal Officers. The signature of any of these officers or the Company’s seal on the Securities may be manual or facsimile. Notwithstanding the foregoing, the

Company’s use of a seal is optional to the Company and may be discontinued or adopted at any time or from time to time without affecting the due execution, delivery, validity or enforceability of any of the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to or after the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, subject to Section 102 hereof, the Company may deliver Additional Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities, which Securities are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution thereof.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities, upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305. Global Securities.

(a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Company fails to appoint a successor within 90 days or (B) has ceased to be a clearing agency registered as such under the Exchange Act and the Company fails to appoint a successor within 90 days, or (ii) the Company so directs the Trustee by a Company Order or (iii) upon the request of the Trustee or Holders of a majority of the outstanding principal amount of Securities, there shall have occurred and be continuing an Event of Default with respect to such Global Security.

(c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 305(b) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three, Section 905, Section 1006 or Section 1108 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture, the Securities and any Guarantees, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

SECTION 306. Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends; Applicable Procedures for Delegending.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, Securities may be exchanged for new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and any Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities, surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 305, 306, 905 or 1108 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 306(b) shall be made only in accordance with this Section 306(b).

(i) Restricted Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this clause (b)(i) and clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Security in an equal principal amount be debited from another specified Agent Member’s account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Security or such owner’s attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to clause (b)(vii) below, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 305(c).

(ii) Regulation S Global Security to Restricted Global Security. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member’s account and (B) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or such owner’s attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 305(c).

(iii) Restricted Non-Global Security to Restricted Global Security or Regulation S Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this clause (b)(iii), clause (b)(vii) and clause (b)(viii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) such Security as provided in Section 306(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account and (B) a Restricted Securities Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Security, in either case satisfactory to the Trustee and duly executed by such Holder or such Owner’s attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to clause (b)(vii) and clause (b)(viii) below, shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 306(a) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 305(c).

(iv) Regulation S Non-Global Security to Restricted Global Security or Regulation S Global Security. If the Holder of a Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected only in accordance with this clause (b)(iv), clause (b)(vii) and clause (b)(viii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) such Security as provided in Section 306(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Security, a Restricted Securities Certificate satisfactory to the Trustee and duly executed by such Holder or such Holder’s attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to clause (b)(vii) and clause (b)(viii) below, shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 306(a) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 305(c).

(v) Non-Global Security to Non-Global Security. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 306(a); provided that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Security and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or such Holder’s attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or such Holder’s attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security (subject in each case to Section 306(c)).

(vi) Exchanges between Global Security and Non-Global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 305; provided that, if such interest is a beneficial interest in the Restricted Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 306(c)). A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if (A) such exchange occurs in connection with a transfer effected in accordance with clause (b)(iii) or (iv) above or (B) such Security is a Regulation S Security and such exchange occurs after the Restricted Period; provided that, so long as the Securities are not freely tradeable pursuant to Rule 144 by Holders who are not affiliates of the Company (as defined in Rule 144) where no conditions of Rule 144 are then applicable, in no event shall a beneficial interest in a Global Security be credited, or a Non-Global Security not bearing the Securities Act Legend be issued, to a Person who is an affiliate of the Company (as defined in Rule 144).

(vii) Regulation S Global Security to be Held Through Euroclear or Clearstream during Restricted Period. The Company shall use its commercially reasonable efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global

Security may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this clause (b)(vii) shall not prohibit any transfer or exchange of such an interest in accordance with clause (b)(ii) or (vi) above.

(viii) Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 306(b)(viii), any certificate, (1) evidencing a Security that has been transferred to an Affiliate of the Company, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof or otherwise, or (2) evidencing a Security that has been acquired from an Affiliate of the Company (other than by an Affiliate of the Company) in a transaction or a chain of transactions not involving any public offering or offering pursuant to Regulation S, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof or otherwise, shall, until one year after the last date on which either the Company or any Affiliate of the Company was an owner of such Security, in each case, be in the form of a Non-Global Security and bear the Securities Act Legend subject to the restrictions in this Section 306. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 306(b)(viii). The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon giving reasonable advance notice to the Trustee.

(ix) Global Security to Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Securities Act Legend and subject to clause (b)(viii) above; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Global Security that do not bear the Securities Act Legend may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security that does not bear the Securities Act Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 306(b)(ix).

(x) Miscellaneous. The Trustee shall have no obligations or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

(c) Securities Act Legends. Rule 144A Securities and their successor securities shall bear a Restricted Securities Legend, and Initial Regulation S Securities and their successor securities shall bear a Regulation S Legend, subject to the following:

(i) subject to the following clauses of this Section 306(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

(ii) subject to the following clauses of this Section 306(c), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security; provided that, if such new Security is required pursuant to Section 306(b)(v) or (vi) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

(iii) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or such Holder’s attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

(iv) a new Security that does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

(v) notwithstanding the foregoing provisions of this Section 306(c), a successor security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such successor security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such successor security as provided in this Article Three.

(d) Applicable Procedures for Delegending.

(i) Promptly after one year has elapsed following the date of original issuance of the Securities, if the Securities are freely tradeable pursuant to Rule 144 under the Securities Act by Holders who are not affiliates of the Company (as defined in Rule 144) where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(l)(ii) of Rule 144 so long as such holding period requirement is satisfied), the Company shall:

(1) instruct the Trustee in writing to remove the Restricted Securities Legend from the Securities by delivering to the Trustee a certificate in the form of Annex D hereto, and upon such instruction the Restricted Securities Legend shall be deemed removed from any Global Securities representing such Securities without further action on the part of Holders;

(2) notify Holders of the Securities that the Restricted Securities Legend has been removed or deemed removed; and

(3) instruct DTC to change the CUSIP number for the Securities to the unrestricted CUSIP number for the Securities.

In no event will the failure of the Company to comply with the provisions of this paragraph or of the Trustee to remove the Restricted Securities Legend constitute a failure by the Company to comply with any of its covenants, warranties or agreements set forth in this Indenture. Any Restricted Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms (the date of such expiration being the “Resale Restriction Termination Date”) may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of Article Three of the Indenture, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend.

(ii) Notwithstanding any provision of this Section 306 to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), (i) each reference in this Section 306(d)(i) to “one year” and in the Restricted Securities Legend and in Section 202 herein to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, and (ii) all corresponding references in the Securities and the Restricted Securities Legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided, that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. This Section 306(d) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

SECTION 307. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them, any Guarantor and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having the Guarantees notes therein bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and Guarantees duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 309. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 310. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.

SECTION 311. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312. CUSIP and Similar Numbers.

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in such numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the

Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of discharging its obligations under this Indenture an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has or any Guarantors have, jointly or severally, paid or caused to be paid all other sums payable hereunder by the Company and under any Guarantees by any Guarantors, as the case may be; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Guarantor acting as the Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

An “Event of Default” means, whenever used herein or in a Security issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Company’s failure to pay any interest on the Securities when due and payable, continued for 30 days;

(2) the Company’s failure to pay principal (or premium, if any) on any Securities when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

(3) the Company’s failure to pay the repurchase price when due in connection with a Change of Control Repurchase Event;

(4) any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the Securities for 90 days after the Company receives notice of such failure from the Trustee or 90 days after the notice specified below;

(5) the Company or any Guarantor (other than an Insignificant Guarantor), pursuant to or within the meaning of the Bankruptcy Law (as defined below):

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(G) takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, and such order or decree remains unstayed and in effect for 90 days, that:

(A) is for relief against the Company or any Guarantor (other than an Insignificant Guarantor) in an involuntary case, or adjudicates the Company or any Guarantor (other than an Insignificant Guarantor) insolvent or bankrupt;

(B) appoints a Custodian of the Company or any Guarantor (other than an Insignificant Guarantor) or for all or substantially all of the property of the Company or any Guarantor (other than an Insignificant Guarantor); or

(C) orders the winding-up or liquidation of the Company or any Guarantor (other than an Insignificant Guarantor) (or any similar relief is granted under any foreign laws);

(7) except as otherwise provided herein, a Guarantee of any Guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such Guarantee is found to be invalid or a Guarantor (other than an Insignificant Guarantor) denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state or foreign law for the relief of debtors. The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

A default with respect to Securities under clause (4) of this Section 501 shall not be an Event of Default until the Trustee (by written notice to the Company and the Guarantors) or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities (by written notice to the Company and the Guarantors and the Trustee) gives notice of the default and the Company and the Guarantors do not cure such default within the time specified in clause (4) after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Securities shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding

Securities may declare the principal amount, together with all accrued and unpaid interest therein, of all Outstanding Securities to be due and payable immediately, by a notice in writing to the Company and the Guarantors (and to the Trustee if given by Holders), and upon any such declaration, such principal amount (or specified amount), together with any accrued and unpaid interest thereon, shall become immediately due and payable. If an Event of Default specified in Section 501(5) or (6) occurs, the principal amount of all Outstanding Securities, together with any accrued and unpaid interest thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal and interest of the Securities shall terminate.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due based on such acceleration has been obtained by the Trustee as hereinafter in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Securities,

(B) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities, other than the nonpayment of the principal of Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided therefor in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company or its creditors or of any Guarantor or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions, including participation as a member, voting or otherwise, of any committee of creditors, which would be authorized under the Trust Indenture Act (as if such Trust Indenture Act applied) in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Notwithstanding the foregoing, no provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company or the Guarantors.

SECTION 507. Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to any Security or this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default specifying the Event of Default;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Securities or this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Securities or this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Security on the respective Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the written consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Before proceeding to exercise any right or power hereunder at the direction of the Holders, the Trustee shall be entitled to receive from such Holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest on any Security, or the repurchase price in connection with a Change of Control Repurchase Event, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the written consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including legal fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act (as if such Trust Indenture Act applied); provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any Guarantor, the Trustee or any Holder, or group of Holders, holding in the aggregate at least 10% in principal amount of the Outstanding Securities or in any suit instituted by any Holder for the enforcement of principal of (and premium, if any) or interest on any Security on or after the respective Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515. Waiver of Stay or Extension Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if the Trust Indenture Act applied). Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

If an Event of Default occurs with respect to Securities and is continuing and written notice of such Event of Default has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, the Trustee shall give to each Holder of Securities notice of the Event of Default within 90 days after such written notice is received by such Responsible Officer. Except in the case of an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of Responsible Officers in good faith determines that withholding such notice is in the interests of Holders of Securities.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the general partner or Board of Directors of the Company, as the case may be, shall be sufficiently evidenced by a Company Resolution thereof;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantors, personally or by agent or attorney upon reasonable notice during normal business hours;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be deemed to have knowledge of any default or Event of Default unless written notice of such event has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(11) The parties hereto acknowledge, in accordance with Section 326 of the Patriot Act, that the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company and the Guarantors agree that they will provide the Trustee with all such information as it may reasonably request in order to satisfy the requirements or its obligations under the Patriot Act.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities and in any Guarantee, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the applicable Guarantor as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any Guarantees. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, any Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company, any Guarantor and any other obligor upon the Securities and any Guarantees with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Guarantor, as the case may be.

SECTION 607. Compensation and Reimbursement.

The Company agrees

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses, including reasonable attorney’s fees and expenses, of defending itself against any claim (whether asserted by the Company, any Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 608. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has a corporate trust office located in the Borough of Manhattan, The City of New York or any other major city in the United States acceptable to the Company. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company or the Guarantors may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of all of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company or the Guarantors shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against the Company.

If and when the Trustee shall be or become a creditor of the Company, any Guarantor or any other obligor upon the Securities or any Guarantee, the Trustee shall be subject to the provisions of the Trust Indenture Act (as if such Trust Indenture Act applied) regarding the collection of claims against the Company, any Guarantor or any such other obligor.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Security Registrar, the Company will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act as if this Indenture were subject to such Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law or in accordance with the provisions of this Indenture.

ARTICLE EIGHT

MERGER, CONSOLIDATION, ETC.

SECTION 801. Mergers, Consolidations and Certain Transfers of Assets.

(a) None of the Credit Parties shall be party to a Substantially All Merger or participate in a Substantially All Sale, unless:

(1) a Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made is organized under the laws of the United States or any state or territory thereof (collectively, the “Permitted Jurisdictions”) and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the Indenture;

(2) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate of the Company and an Opinion of Counsel, each stating that such transaction and any supplemental Indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

(b) For as long as any Securities remain outstanding, each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

SECTION 802. Successor Substituted.

Upon the consummation of a transaction contemplated by and consummated in accordance with Section 801, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Credit Party under this Indenture, with the same effect as if such successor Person had been an original party to this Indenture, and, except in the case of a lease, the applicable Credit Party shall be released from all of its liabilities and obligations under this Indenture and the Securities (including the Guarantees).

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, the Company and the Guarantors, for any of the following purposes:

(1) to add to the covenants for the benefit of the Holders of Securities or to surrender any right or power conferred upon the Company or any Guarantor hereunder, under any indenture supplemental hereto or under the Securities;

(2) to evidence the succession of another Person to the Company or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or such Guarantor pursuant to Article Eight;

(3) to add any additional Events of Default for the benefit of the Holders of Securities;

(4) to add new Guarantors;

(5) to provide for the release of any Guarantor in accordance with this Indenture;

(6) to secure the Securities;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

(8) to provide for the issuance of additional Securities;

(9) to comply with the rules of any applicable Depositary;

(10) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; or

(11) to cure any ambiguity, to correct or supplement any provision of this Indenture which may be defective or inconsistent with any other provision herein.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Security, or reduce the rate of interest or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof; or

(2) change the coin or currency in which, any Security or any premium or interest thereon is payable; or

(3) reduce the principal amount of any Security which would be due and payable upon a declaration of acceleration of the Stated Maturity thereof; or

(4) impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(5) modify the provisions of any Guarantee or the provisions of this Indenture relating to any such Guarantee in any way that shall adversely affect the interests of each Holder; or

(6) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(7) subordinate the Securities or any Guarantee to any other obligation of the Company or the applicable Guarantor; or

(8) modify clauses (1) to (7) above.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. Principal and interest shall be considered paid on the date due if, on or before 12:00 p.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or Guarantor

is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Guarantor pursuant to Section 1003) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

Notwithstanding anything to the contrary contained in this Indenture, the Company, the Guarantors or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Securities, any Guarantees and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency; provided, however, that on the date of this Indenture and until such notice is given, such office or agency will be located in Minneapolis, Minnesota. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301, the Corporate Trust Office of the Trustee shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

SECTION 1003. Money for Security Payments to Be Held in Trust.

If the Company or any Guarantor shall at any time act as the Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to 12:00 p.m. (New York City time) on each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent (as if such Trust Indentue Act applied) and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company or any Guarantor, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or any Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement by Officers as to Default.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an officers’ certificate, signed by either the Company’s principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 1005. Limitation on Liens.

The Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective Subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Subsidiaries, without providing that the Securities (together with, if the Credit Parties shall so determine, any other indebtedness of, or guarantee by, the Credit Parties ranking equally with the Securities and existing as of the Issue Date or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities. This covenant will not limit the ability of the Credit Parties or their Subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective Subsidiaries.

SECTION 1006. Repurchase of Securities upon a Change of Control.

(a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities pursuant to Article Eleven, the Company shall make an offer to each holder of Securities to repurchase all or any part (each new Security will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Securities (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).

(b) In connection with any Change of Control related to a Change of Control Repurchase Event and any particular reduction in the rating on the Securities, the Company shall request from the Rating Agencies each such Rating Agency’s written confirmation that such reduction in the rating on the Securities was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event). The Company shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

(c) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will give notice to each Holder, with a written copy to the Trustee. Such notice shall state:

(i) a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii) that the Change of Control Offer is being made pursuant to this Section 1006;

(iii) the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”); and

(iv) if the notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act of and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

(e) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Repurchase Price in respect of all Securities or portions of Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased.

The Paying Agent shall promptly mail to each Holder of Securities properly tendered the Repurchase Price for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder of Securities properly tendered a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

(f) Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in respect of the Securities in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer.

SECTION 1007. Financial Reports.

(a) (1) The Company shall provide, or cause its Affiliates to provide to the Trustee copies of the Current Reporting Information within 15 days after OCG is required (or would have been required), pursuant to the undertakings set forth in that certain OCG offering circular dated as of May 21, 2007 under the heading “Current and Periodic Reporting and Certain Other Information Matters—Our Reporting Obligations—Current and Periodic Reports,” (the “Undertakings”), to provide to its Class A unit holders such Information, whether or not OCG remains subject to the Undertakings.

(2) Notwithstanding paragraph (a)(1) above, in the event that OCG becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, in lieu of the Current Reporting Information, the Company shall provide (or cause its Affiliates to provide) to the Trustee, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), within 15 days after OCG files or furnishes the same with the Commission, copies of the annual reports and information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that OCG may file or furnish with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, that if OCG files a registration statement with the Commission with respect to any units of OCG and upon such filing chooses to provide information, documents and other reports required by Section 13 or Section 15(d) of the Exchange Act to its Class A unit holders prior to becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, OCG shall provide such information, documents and other reports to the Trustee in satisfaction of this clause (a)(2).

(b) In addition to the information required by paragraph (a) above, the Company shall provide (or cause its Affiliates to provide) to the Trustee, the following financial information:

(1) Within 90 days after the end of each fiscal year of the members of Oaktree Domestic Operating Group, (i) an audited combined consolidated statement of financial condition and related statements of operations, partners’ capital and cash flows of Oaktree Domestic Operating Group and their respective consolidated subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent accountants of recognized national standing to the effect that such combined consolidated financial statements present fairly in all material respects the financial condition and results of operations of Oaktree Domestic Operating Group and their respective consolidated subsidiaries on a combined consolidated basis in accordance with GAAP, and (ii) copies of such accountants’ unqualified opinion.

(2) Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the members of Oaktree Domestic Operating Group, a combined consolidated statement of financial condition and related statements of operations, partners’ capital and cash flows of Oaktree Domestic Operating Group and their respective consolidated subsidiaries as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by a financial officer of the Company as presenting fairly in all material respects the financial condition and results of operations of Oaktree Domestic Operating Group and their respective consolidated subsidiaries on a combined consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments.

(c) In addition to paragraphs (a) and (b) above, for so long as any of the Securities remain outstanding, the Company will, or will cause its Affiliates to, furnish to the holders of the Securities and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for the Company and, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), for OCG (as if such rule applied to it), provided, however, that if at any time OCG no longer directly or indirectly controls the Credit Parties or guarantees the Securities, such information shall be provided for either (i) the Credit Parties on a combined and consolidated basis and taken as a whole or (ii) any Person that directly or indirectly controls the Credit Parties and guarantees the notes (in each case, as if such rule applied to such Persons). The Company will, or will cause its Affiliates to, make the above information and reports available to securities analysts and prospective investors upon request.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Right of Redemption.

The Securities will be redeemable in whole or in part, at the Company’s option at any time and from time to time, at a Redemption Price equal to (x) the greater of (i) 100% of the principal amount of any Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on any Securities being redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus (y) accrued and unpaid on the Securities being redeemed to, but excluding, the Redemption Date.

SECTION 1102. Applicability of Article.

Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

SECTION 1103. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Company Resolution or Officer’s Certificate of the Company. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 5 Business Days prior to the date on which notice of such redemption is given to Holders of Securities (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed. In addition, in case of any redemption at the election of the Company, the Company shall, at least five Business Days prior to the date on which notice of such redemption is given to Holders of Securities (unless a shorter notice shall be satisfactory to the Trustee), furnish the Trustee with an Officers’ Certificate evidencing compliance with Section 1101 (after giving effect to such proposed redemption).

SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, including by lot or pro rata, and which may provide for the selection for redemption of a portion of the principal amount of any Security; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the Holder’s address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date,

(2) the Redemption Price (or the method of calculating such price),

(3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(6) if applicable, the CUSIP, ISIN or any similar numbers of the Securities; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP, ISIN or any similar number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

SECTION 1106. Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided therefor in the Security.

SECTION 1108. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may at its option by Company Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202. Defeasance and Discharge.

Upon the Company’s exercise of the option provided in Section 1201 applicable to this Section, the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Outstanding Securities and related Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) and (ii) any Guarantor shall be released from all of its obligations under its Guarantee, except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of

(and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities and the Guarantor’s obligations with respect to such Guarantees under Sections 304, 305, 306, 307, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve the Company or any Guarantor may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

SECTION 1203. Covenant Defeasance.

Upon the Company’s exercise of the option provided in Section 1201 applicable to this Section, (i) the Company and the Guarantors shall be released from their obligations under Sections 1005 through 1007, inclusive, Article Thirteen and Section 801 for the benefit of the Holders of the Securities, and (ii) the occurrence of an event specified in Section 501(4) (with respect to any of Sections 1005 through 1007, inclusive) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that (a) the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, clause or Article or by reason of any reference in any such Section, clause or Article to any other provision herein or in any other document and (b) any Guarantors shall be released from all of their obligations under their Guarantees; but the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609, who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, and premium, if any, and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities.

(2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

(3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

(4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Securities, if then listed on any securities exchange or approved for trading in any automated quotation system, will not be delisted or disapproved for such trading as a result of such deposit.

(5) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(5) and (6) are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(7) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with (in each case, subject to the satisfaction of the conditions in clause 5).

SECTION 1205. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively, for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Guarantor acting as the Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request and be relieved of all liability with respect to any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1206. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities and Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE THIRTEEN

GUARANTEE OF SECURITIES

SECTION 1301. Guarantee.

Each Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee hereunder, and to the Trustee on behalf of each such Holder, the due and punctual payment in full of the principal of and premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on such Security (collectively, the “Obligations”), in accordance with the terms of such Security and this Indenture. If the Company shall fail to pay when due any Obligations, for whatever reason, each Guarantor shall be jointly and severally obligated to pay in cash the same promptly. An Event of Default under this Indenture or the Security shall entitle the Holders of such Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

SECTION 1302. Additional Guarantors.

The Company and each Guarantor shall cause each New Operating Group Partnership Entity (other than a Non-Guarantor Entity) to become a Guarantor pursuant to this Indenture and provide a Guarantee in respect of the Securities.

SECTION 1303. Waiver.

To the fullest extent permitted by applicable law, each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that no Guarantee will be discharged in respect of any Security except by complete performance of the Obligations contained in such Security and in this Article.

SECTION 1304. Guarantee of Payment.

Each Guarantee shall constitute a guarantee of payment when due and not a guarantee of collection. The Guarantors hereby agree that, in the event of a default in payment of principal of or premium, if any, or interest on any Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against the Guarantors to enforce the Guarantee without first proceeding against the Company.

SECTION 1305. No Discharge or Diminishment of Guarantee.

Subject to Section 1310, to the fullest extent permitted by applicable law, the obligations of each of the Guarantors hereunder shall be absolute and unconditional and not be subject to any reduction, limitation, termination, impairment or for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Securities, this Indenture or the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under this Indenture or any Security, any other guarantee or any other agreement, by any waiver, modification or indulgence of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, by any release of any other Guarantor pursuant to Section 1310 or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations); provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of such Security, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity of any payment thereon.

SECTION 1306. Defenses of Company Waived.

To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than payment in full in cash of the Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.

SECTION 1307. Continued Effectiveness.

Subject to Section 1310, each of the Guarantors further agrees that its Guarantee with respect to any Security hereunder shall remain in full force and effect and continue to be irrevocable notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored or returned by the Trustee or any Holder of any Security, whether as a “voidable preference,” “fraudulent transfer” upon bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made, until the date upon which the entire Obligation, if any, and interest on such Security has been, or has been deemed pursuant to the provisions of this Indenture to have been paid in full. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on any Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 1308. Subrogation.

In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities of any series, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render a Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Indenture shall be paid in full, the Trustee will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

SECTION 1309. Subordination.

Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that such Guarantor may have pursuant to this Indenture is subject to Section 1308.

SECTION 1310. Release of Guarantor and Termination of Guarantee.

A Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder; provided that such Guarantor would not, immediately after such release and discharge, be required to become a Guarantor pursuant to Section 1302:

(1) at any time such Guarantor is not OCG or Oaktree Capital Group Holdings, L.P. and is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with this Indenture;

(2) such Guarantor is designated a Non-Guarantor Entity in accordance with this Indenture; or

(3) the Company effects a Defeasance or Covenant Defeasance in accordance with Article Twelve hereof.

The Company may designate any Person as an “Excluded Entity” if (i) such Person is directly or indirectly wholly owned by one or more of the Credit Parties or (ii) such Person, together with all then-existing Excluded Entities designated pursuant to this clause (ii) on a combined and consolidated basis and taken as a whole, would not constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of OCG (the foregoing, the “Excluded Entity Limitation”). The Company may also, from time to time, remove the designation of any Person as an Excluded Entity and must remove the designation as to one or more Excluded Entities designated pursuant to clause (ii) of the immediately preceding sentence to the extent as of the end of any fiscal quarter such Excluded Entities exceed the Excluded Entity Limitation. Any such designation or removal by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a Company Resolution giving effect to such designation or removal, and in the case of a designation, a certificate of a financial officer of OCG certifying that such designation complied with the foregoing provisions. The Company shall promptly file with the Trustee a notice of any such release of a Guarantor in accordance with this Indenture. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section.

SECTION 1311. Limitation of Guarantors’ Liability.

Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantor. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Indenture and its Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance. Each Guarantee is expressly limited so that in no event, including the acceleration of the Maturity of the Securities, shall the amount paid or agreed to be paid in respect of interest on the Securities (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under such Guarantee. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by a Guarantee exceeds such maximum permissible amount, the obligation to pay interest under such Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any holder of any Security in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Security.

SECTION 1312. No Obligation to Take Action Against the Company.

Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

SECTION 1313. Execution and Delivery.

To evidence its Guarantee set forth in this Article Thirteen, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor, and in the case of any New Operating Group Partnership Entity that becomes a Guarantor in accordance with this Indenture, such New Operating Group Partnership Entity’s Guarantee shall be evidenced by the execution and delivery on behalf of such New Operating Group Partnership Entity of a supplemental indenture hereto by an Officer of such New Holdings Partnership Entity. Each Guarantor hereby agrees that its Guarantee set forth in this Article Thirteen shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on any Securities. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Guarantee shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

OAKTREE CAPITAL MANAGEMENT, L.P., as Issuer

By:	/S/ BRUCE A. KARSH
Name: Bruce A. Karsh
Title: President

By:	/S/ JOHN B. FRANK
Name: John B. Frank
Title: Managing Principal

OAKTREE CAPITAL GROUP HOLDINGS, L.P., as Guarantor

By:	/S/ BRUCE A. KARSH
Name: Bruce A. Karsh
Title: Authorized Officer

By:	/S/ JOHN B. FRANK
Name: John B. Frank
Title: Authorized Officer

OAKTREE CAPITAL GROUP, LLC, as Guarantor

By:	/S/ BRUCE A. KARSH
Name: Bruce A. Karsh
Title: President

By:	/S/ JOHN B. FRANK
Name: John B. Frank
Title: Managing Principal

OAKTREE CAPITAL I, L.P., as Guarantor

By:	/S/ BRUCE A. KARSH
Name: Bruce A. Karsh
Title: President

By:	/S/ JOHN B. FRANK
Name: John B. Frank
Title: Managing Principal

OAKTREE CAPITAL II, L.P., as Guarantor

By:	/S/ BRUCE A. KARSH
Name: Bruce A. Karsh
Title: President

By:	/S/ JOHN B. FRANK
Name: John B. Frank
Title: Managing Principal

OAKTREE AIF INVESTMENTS, L.P., as Guarantor

By:	/S/ BRUCE A. KARSH
Name: Bruce A.Karsh
Title: President

By:	/S/ JOHN B. FRANK
Name: John B. Frank
Title: Managing Principal

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/S/ MADDY HALL
Name: Maddy Hall
Title: Vice President

ANNEX A — Form of

Regulation S Certificate

REGULATION S CERTIFICATE

(For transfers pursuant to § 306(b)(i), (iii) and (v) of the Indenture)

Wells Fargo Bank, National Association,

    as Trustee

707 Wilshire Blvd., 17th Floor

Los Angeles, California 90017

Attention: Corporate Trust Department

Re:	6.75% Senior Notes due 2019 of
Oaktree Capital Management, L.P., (the “Securities”)

Reference is made to the Indenture, dated as of November 24, 2009 (the “Indenture”), from Oaktree Capital Management, L.P., (the “Company”) to Wells Fargo Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S. $            principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Security (the “Transfer”). In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 903 or Rule 904 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

Rule 903 or Rule 904 Transfers. If the transfer is being effected pursuant to Rule 903 or Rule 904:

(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act;

(iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Non-Global Security will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

[    ] CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY AS CONTEMPLATED IN SECTION 306(b)(viii) OF THE INDENTURE.

[    ] CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY AS CONTEMPLATED IN SECTION 306(b)(viii) OF THE INDENTURE.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, any Guarantors and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX B — Form of

Restricted Securities Certificate

RESTRICTED SECURITIES CERTIFICATE

(For transfers pursuant to § 306(b)(ii), (iii), (iv) and (v) of the Indenture)

Wells Fargo Bank, National Association,

    as Trustee

707 Wilshire Blvd., 17th Street

Los Angeles, California 90017

Attention: Corporate Trust Department

Re:	6.75% Senior Notes due 2019 of
Oaktree Capital Management, L.P., (the “Securities”)

Reference is made to the Indenture, dated as of November 24, 2009 (the “Indenture”), from Oaktree Capital Management, L.P., (the “Company”) to Wells Fargo Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S. $            principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security (the “Transfer”). In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies that:

Rule 144A Transfers. The beneficial interest or Non-Global Security is being transferred to a Person that the Owner reasonably believes is purchasing the beneficial interest or Non-Global Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

[    ] CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY AS CONTEMPLATED IN SECTION 306(b)(viii) OF THE INDENTURE.

[    ] CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY AS CONTEMPLATED IN SECTION 306(b)(viii) OF THE INDENTURE.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, any Guarantors and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX C — Form of

Unrestricted Securities Certificate

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 306(c))

Wells Fargo Bank, National Association,

    as Trustee

707 Wilshire Blvd., 17th Floor

Los Angeles, California 90017

Attention: Corporate Trust Department

Re:	6.75% Senior Notes due 2019 of
Oaktree Capital Management, L.P., (the “Securities”)

Reference is made to the Indenture, dated as of November 24, 2009 (the “Indenture”), from Oaktree Capital Management, L.P., (the “Company”) to Wells Fargo Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S. $            principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 306(c) of the Indenture (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that the Exchange is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an Affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions and also certifies that:

(i) the beneficial interest or Non-Global Security is being acquired for the Owner’s own account without transfer,

(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Specified Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”),

(iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act, and

(iv) the beneficial interest or the Non-Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, any Guarantors and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.

ANNEX D — Form of

Free Transferability Certificate

Wells Fargo Bank, National Association

707 Wilshire Blvd., 17th Floor

Los Angeles, California 90017

Attention: Corporate Trust Administration

Re:	6.75% Senior Notes due 2019; CUSIP: ; ISIN: US

Dear Sir/Madam:

Reference is hereby made to the Indenture, dated as of November 24, 2009 (the “Indenture”), between Oaktree Capital Management, L.P., as issuer (the “Company”), and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Whereas the 6.75% Senior Notes due 2019 (the “Securities”) have become freely tradable without restrictions by non-affiliates of the Company pursuant to Rule 144(b)(l) under the Securities Act, in accordance with Section 306(d) of the Indenture pursuant to which the Securities were issued, the Company hereby instructs you that:

(i) the Restrictive Securities Legend described in Section 202 of the Indenture and set forth on the Securities shall be deemed removed from the Securities, in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of Holders; and

(ii) the restricted CUSIP number and restricted ISIN number for the Securities shall be deemed removed from the Securities and replaced with the unrestricted CUSIP number (            ) and unrestricted ISIN number (            ), respectively, set forth therein, in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of Holders.

OAKTREE CAPITAL MANAGEMENT, L.P.

By:
Name:
Title:

By:
Name:
Title:

E-1